Exhibit 24.1

DIRECTOR AND/OR OFFICER OF

ABM Industries Incorporated

REGISTRATION STATEMENT ON FORM S-3

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of ABM Industries Incorporated, a Delaware corporation (the “Company”), hereby constitutes and appoints Scott Salmirs, D. Anthony Scaglione, Dean A. Chin, Andrea R. Newborn and Barbara L. Smithers, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more Registration Statements on Form S-3 relating to the registration of certain securities of the Company, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements and Registration Statements filed pursuant to Rule 462(b) of the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 16th day of February, 2018.

/s/ Scott Salmirs	/s/ D. Anthony Scaglione	/s/ Dean A. Chin
Scott Salmirs President and Chief Executive Officer and Director (Principal Executive Officer)	D. Anthony Scaglione Executive Vice President and Chief Financial Officer (Principal Financial Officer)	Dean A. Chin Senior Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)

/s/ Sudhakar Kesavan	/s/ Linda Chavez	/s/ J. Philip Ferguson
Sudhakar Kesavan Chairman of the Board and Director	Linda Chavez Director	J. Philip Ferguson Director

/s/ Anthony G. Fernandes	/s/ Art A. Garcia	/s/ Thomas M. Gartland
Anthony G. Fernandes Director	Art A. Garcia Director	Thomas M. Gartland Director

/s/ Lauralee E. Martin	/s/ Filippo Passerini	/s/ Winifred M. Webb
Lauralee E. Martin Director	Filippo Passerini Director	Winifred M. Webb Director